Exhibit 10.2

     THE SECURITY REPRESENTED BY THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. ANY TRANSFER OF SUCH SECURITY WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT AND AS REQUIRED BY BLUE SKY LAWS IS IN EFFECT AS TO SUCH TRANSFER OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.


                                 PHS Group Inc.

                             Secured Promissory Note

Note No. 2007-01
$3,250,000.00                                                   January 19, 2007

     FOR VALUE RECEIVED, subject to the terms and conditions of this Secured Promissory Note (the "Note"), PHS GROUP INC., a Pennsylvania corporation with its principal offices located at 223 Underhill Blvd, Syosset, New York, 11971 (the "Borrower"), hereby promises to pay to the order of LLOYD I. MILLER, III (the "Holder") with his principal office located at 4550 Gordon Drive, Naples, Florida, 34102, the principal sum of THREE MILLION, TWO HUNDRED AND FIFTY THOUSAND dollars ($3,250,000.00) on January 15, 2012 or, if such day is not a regular Business Day, on the next Business Day thereafter, with all accrued but unpaid interest (as provided below) to such date (the "Maturity Date"). Subject to the terms and conditions of this Note, the Borrower also promises to pay to the Holder interest accrued on the outstanding unpaid principal amount hereof until such principal amount is paid at the rate of 11.25% per annum, compounding quarterly, from the date hereof. Said interest shall become due quarterly in arrears and shall be payable on the last day of each calendar quarter (each, an "Interest Payment Date") in respect of the immediately preceding completed calendar quarter. The first Interest Payment Date will be March 31, 2007. Notwithstanding the foregoing, the interest rate set forth above shall be reduced to a rate of 11.00% per annum (the "Reduced Rate") upon the Holder obtaining a first priority secured interest in all of the assets of the Borrower, Synergy Brands Inc. (the "Parent Company") and Gran Reserve Corporation. In order for the Reduced Rate to be applicable, the Borrower must provide written notice to the Holder evidencing that all prior security interests granted to IIG Capital LLC (the "IIG Security Interests") in connection with or related to the IIG Loan Agreement (as such term is defined in the Securities Purchase Agreement) have been duly terminated and are of no further force and effect. Such notice shall be subject to the independent confirmation of the Holder that in its sole discretion the IIG Security Interests have been duly terminated and are of no further force and effect. From and after the date upon which the Holder provides written notice to the Borrower confirming that the IIG Security Interests have been duly terminated, the Secured Notes will begin accruing interest at the Reduced Rate. Principal will

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

be amortized over ten years and payable, as set forth on Schedule A, in equal monthly installments on the last day of each month beginning on January 31, 2007, with the balance to be paid in full on the Maturity Date. In the event any payment is not timely paid when due, interest shall accrue on such late payment at a per annum rate of eighteen percent (18%) from and including the date of such late payment to (but excluding) the date such late payment is paid in full. All payments due hereunder (whether of principal or interest) shall be payable in lawful money of the United States in immediately available funds.

     This Note is one of the Notes issued pursuant to that certain Securities Purchase Agreement dated as of the date hereof, among the Borrower, the Parent Company and the purchasers named therein (the "Securities Purchase Agreement") and shall be entitled to the benefits thereof. The Holder has been granted a security interest in certain assets of the Borrower, the Parent Company, and its Subsidiaries as more fully described in that certain Security, Pledge and Guaranty Agreement (the "Security Agreement") dated as of the date hereof. The obligations of the Borrower under this Note have also been guaranteed by certain Subsidiaries of the Parent Company pursuant to and as set forth in the Security Agreement. The Holder of this Note is also entitled to the rights and benefits granted pursuant to that certain Subordination and Intercreditor Agreement, dated as of the date hereof, by and among the Borrower, the Parent Company, certain Subsidiaries thereto, Laurus Master Fund, Ltd., the Holder and Milfam I L.P.

     1. Definitions. Unless the context otherwise requires, the following terms shall have the following respective meanings:

     "Borrower" has the meaning ascribed to such term in the first paragraph of this Note.

     "Business Day" means any day of the week other than Saturday, Sunday or any other day of the week on which commercial banks in New York, New York are authorized or required by law to close.

     "Event of Default" has the meaning ascribed to such term in Section 4(a) of this Note.

     "Holder" has the meaning ascribed to such term in the first paragraph of this Note.

     "Maturity Date" has the meaning ascribed to such term in the first paragraph of this Note.

     "Note" has the meaning ascribed to such term in the first paragraph of this instrument.

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

     "Security Agreement" has the meaning ascribed to such term in the second paragraph of this Note.

     "Securities Purchase Agreement" has the meaning ascribed to such term in the second paragraph of this Note.

     "Subsidiaries" has the meaning ascribed to such term in the Securities Purchase Agreement.

     2. Accounting Terms. All accounting terms not specifically defined in this Note shall be construed in accordance with United States generally accepted accounting principles and, if applicable, consistent with those applied in the preparation of the financial statements of the Borrower.

     3. Prepayment. The Note may be paid prior to the Maturity Date provided that prior to such repayment the Borrower provides the Holder with five (5) Business Days' advance written notice.

     4. Events of Default.

     (a) Events Constituting An Event of Default. Any of the events set forth in
Section 1.11 of the Security Purchase Agreement, which section is incorporated herein by reference, shall constitute an "Event of Default" under this Note.

     (b) Consequences of an Event of Default. Upon the occurrence of an Event of Default or at any time thereafter, the Holder may, by notice to the Borrower, declare the entire unpaid principal amount of the Note, all interest accrued and unpaid thereon and all other amounts payable under this Note to be forthwith due and payable, whereupon the Note, all such accrued interest and all such amounts will become and be forthwith due and payable (unless there will have occurred an Event of Default under Section 1.11(i) of the Securities Purchase Agreement, in which case all such amounts will automatically become due and payable) without offset or counterclaim of any kind and without presentment, demand, protest or further notice of any kind, and without regard to the running of the statute of limitations, all of which are by this Note expressly waived by the Borrower.

     5. General Matters.

     (a) Applicable Law. This Note shall be governed by the internal laws (and not the law of conflicts) of the State of New York.

     (b) Fees and Expenses. In the event that any suit or action is instituted to enforce any provision under this Note, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Note, including without limitation, such reasonable fees and expenses of

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

attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals. Notwithstanding the foregoing, the Borrower agrees to pay and hold Holder harmless against liability for the payment of the reasonable fees and expenses of Holder (including, without limitation, reasonable attorneys' fees and expenses and out of pocket expenses of Holder and its representatives, including, without limitation, fees and expenses for travel, background investigations and outside consultants) arising in connection with any refinancing or restructuring of the credit arrangements provided under this Note in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings. If default is made in the payment of this Note, the Borrower shall pay to Holder's costs of collection, including reasonable attorney's fees.

     (c) Amendment or Waiver. Any term of this Note may be amended, and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively) only by the written consent of the Holder.

     (d) Headings. The headings in this Note are for purposes of convenience of reference only, and shall not be deemed to constitute a part of this Note.

     (e) Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing (including telecopy or similar writing) and shall be sent to the address of the party set forth in the Securities Purchase Agreement. Any notice, request, consent or other communication hereunder shall be deemed to have been given and received on the day on which it is delivered (by any means including personal delivery, overnight air courier, United States mail) or telecopied (or, if such day is not a Business Day or if the notice, request, consent or communication is not telecopied during business hours of the intended recipient, at the place of receipt, on the next following Business Day). Any of the parties hereto may, by notice given hereunder, designate any further or different address and/or number to which subsequent notices or other communications shall be sent. Unless and until such written notice is received, the addresses and numbers as provided herein shall be deemed to continue in effect for all purposes hereunder.

     (f) Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     (g) Amendment Provision. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended, supplemented or modified, then as so amended, supplemented or modified.

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

     (h) Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder in accordance with the requirements of the Securities Purchase Agreement. This Note shall not be assigned and none of the obligations related hereunder shall be delegated by the Borrower without the prior written consent of the Holder.

     (i) Usury Limitation. In no event shall the amount paid or agreed to be paid to the Holder for the use or forbearance of money to be advanced hereunder exceed the highest lawful rate permissible under the then applicable usury laws. If it is hereafter determined by a court of competent jurisdiction that the interest payable hereunder is in excess of the amount which the Holder may legally collect under the then applicable usury laws, such amount which would be excessive interest shall be applied to the payment of the unpaid principal balance due hereunder and not to the payment of interest or, if all principal shall previously have been paid, promptly repaid by the Holder to the Borrower.

     (j) Severability. Every provision of this Note is intended to be severable. If any term or provision hereof is declared by a court of competent jurisdiction to be illegal or invalid, such illegal or invalid term or provision shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

     (k) Certain Borrower Waivers. The Borrower and any endorsers of this Note hereby waive diligence, presentment, protest, demand and notice of every kind and, to the fullest extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.


                  [Remainder of Page Intentionally Left Blank]

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

     IN WITNESS WHEREOF, the Borrower has caused this Note to be executed as of the day and year first above written.


                                     PHS GROUP INC.,
                                     a Pennsylvania corporation

                                     By:

                                     Name:

                                     Title:

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